Exhibit 99.7

THE SECURITIES REPRESENTED BY THIS OPTION TO PURCHASE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH EXEMPTION IS AVAILABLE

OPTION TO PURCHASE COMMON STOCK OF BLUE EARTH, INC.

This Option Agreement (the “Agreement”) to purchase Common Stock of Blue Earth, Inc., a Nevada corporation (the “Company”), dated as of March 10, 2015, is by and between the Company and Jackson Investment Group, LLC, a Georgia limited liability company (“Purchaser”).  Collectively, Company and Purchaser are referred to herein as the “Parties.”

RECITALS:

WHEREAS, contemporaneously herewith, the Company and the Purchaser are entering into that certain Note Purchase Agreement dated of even date herewith (as amended, modified or supplemented from time to time, the “Note Purchase Agreement”), under which the Company is issuing its 12% Secured Convertible Note due September 10, 2015, of even date herewith (as the same may be amended, modified, supplemented, restated, replaced or refinanced from time to time, individually, a “Note” and collectively, the “Note”) in the principal amount of $10,000,000;

WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Company has agreed to grant, and Purchaser desires to receive, an option (the “Option”) to purchase up to 10,000,000 shares (the “Option Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) in accordance with the terms and conditions set forth below; and

WHEREAS, pursuant to the Note Purchase Agreement, the Company has also issued to Purchaser a Warrant to purchase 2,000,000 shares of Common Stock at an exercise price of $1.00 per share (the “Warrant”).

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
OPTION TO PURCHASE CLASS A STOCK

Section 1.1.     Term.  The term (the “Term”) of this Agreement and the Option shall begin on the date of repayment of the Note in full (the “Commencement Date”) and end six (6) months thereafter (the “Expiration Time”).

Section 1.2.     Option to Purchase.  The Company hereby grants to Purchaser the Option, exercisable at any time during the Term, to purchase Option Shares at a purchase price of $1.00 per Option Share (the “Purchase Price”).  The number of Option Shares subject to purchase under this Agreement shall equal the amount of principal of the Note paid by the Company upon satisfaction of the Note (i.e., not converted to shares of Common Stock) divided by $1.00.  The anti-dilution provisions contained in Section 5 “Certain Adjustments” in the Note are hereby incorporated by reference into this Agreement with the same full force and effect as if stated herein to apply to the Option and the calculation of the number of Option Shares subject to purchase hereunder.  Purchaser shall exercise the Option by providing written irrevocable notice to the Company during the Term substantially in the form attached hereto as Exhibit A.  The parties agree that, unless and until a signed written notice meeting the requirements of this Section 1.2 has been executed and delivered by Purchaser to the Company within the Term, this Agreement will expire at the expiration of the Term.  The Company hereby agrees that the Option Shares shall be registered with the Securities and Exchange Commission in accordance with the terms of the Note Purchase Agreement.

Section 1.3.     Restrictions on Exercise. Notwithstanding anything herein to the contrary, if required by applicable law or stock exchange rules, the Company shall not issue to the Purchaser any of the Option Shares upon the exercise of the Option to the extent such issuance of the Option Shares after giving effect to such issuance after conversion and when added to the number of shares of Common Stock previously issued and issuable upon conversion of the Note or the exercise of the Warrant, would result in the Purchaser beneficially receiving in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances (the “Maximum Aggregate Ownership Amount”), unless and until the Company obtains stockholder approval permitting such issuances in accordance with applicable Nasdaq Capital Markets Exchange rules.

Section 1.4.     Closing.  In the event that Purchaser exercises the Option, the Closing of the purchase and sale of the Option Shares shall take place at the offices of the Company, on such date and at such time as the Company and Purchaser mutually agree upon in writing, but in any event within three (3) business days after exercise.  The date on which the closing shall occur is referred to herein as the “Closing Date.” At the Closing,

(i)	The Purchaser will pay the Company the Purchase Price in immediately available funds;
(ii)	The Company shall deliver to Company a certificate of an officer of Purchaser that the representations and warranties set forth in Article II hereof are true and correct as of the Closing Date
(iii)	Purchaser shall deliver to Company a certificate of an officer of Purchaser that the representations and warranties set forth in Article III hereof are true and correct as of the Closing Date; and
(iv)	The Company shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the Option Shares.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser the following:

Section 2.1.     Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.

Section 2.2.     Power and Authority.  Company has all requisite corporate power and authority to execute and deliver this Agreement, grant the Option, sell the Option Shares to Purchaser and to carry out and perform all of its obligations under the terms of this Agreement.

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Section 2.3.     Authorization.  The execution, delivery and performance by the Company of this Agreement and the grant to Purchaser of the Option and the performance of all of the obligations of Company under this Agreement, have been duly authorized by the Board of Directors of Company, and no other corporate or other approval or authorization is required on the part of Company or otherwise in order to make this Agreement and the grant to Purchaser of the Option the valid, binding and enforceable obligations (subject to (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief, or other equitable remedies) of Company.

Section 2.4.     Offering Exemption.  Assuming the truth and accuracy of the representations and warranties contained in Article III, the offer and sale of the Option Shares as contemplated by this Agreement and the transfer and delivery to the Purchaser of the Option Shares, are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company the following:

Section 3.1.     Organization and Qualification.  Purchaser is duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.

Section 3.2.     Power and Authority.  Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, acquire the Option, purchase the Option Shares upon exercise of the Option, and carry out and perform its obligations under the terms of this Agreement.

Section 3.3.     Authorization.  The execution, delivery and performance by Purchaser of this Agreement, the purchase of the Option Shares and the performance of all of the obligations of Purchaser under this Agreement, have been duly authorized by the applicable members or managers of Purchaser, and no other corporate or other approval or authorization is required on the part of Purchaser or otherwise in order to make this Agreement and the purchase of the Option Shares the valid, binding and enforceable obligations (subject to (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief, or other equitable remedies) of Purchaser.

Section 3.4.     Disclosure of Information.  Purchaser has received and carefully reviewed all the information it considers necessary or appropriate for deciding whether to acquire the Option.  Purchaser further represents that Company has made available to Purchaser, at a reasonable time prior to the date of this Agreement, an opportunity to (a) ask questions of, and receive answers from, the Company regarding the Common Stock and the business, properties and financial condition of the Company, all of which questions (if any) have been answered to the reasonable satisfaction of Purchaser, and (b) obtain additional information, all of which was furnished by Company and/or the Company to the reasonable satisfaction of Purchaser.

Section 3.5.     Investment Experience.  Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has, through its officers and directors, such knowledge and experience in investing in companies similar to the Company and in

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financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Option.  Purchaser has made the determination to enter into this Agreement and the other agreements contemplated by this Agreement and to acquire the Option Shares based upon its own independent evaluation and assessment of the value of the Company and its present and prospective business prospects.

Section 3.6.     Accredited Investor.  Purchaser is an “accredited investor” within the meaning of Regulation D of the Securities Act, as presently in effect.

Section 3.7.     No General Solicitation.  Purchaser acknowledges that the Option was not offered to Purchaser by means of: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or (b) any other form of general solicitation or advertising.

Section 3.8.     Brokers or Finders.  Purchaser has not incurred, nor will it incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the grant of the Option or the issuance of the Option Shares or any of the transactions contemplated by this Agreement.  Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser, or any of its respective officers, employees or representatives is responsible.

ARTICLE IV
MISCELLANEOUS

Section 4.1.     Survival of Representations and Warranties.  The representations and warranties of Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the date that is three months following the end of the fiscal year of the Company next ending after the Closing Date.

Section 4.2.     Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 4.3      Governing Law.  The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

Section 4.4.     Counterparts; Facsimile Signatures.  This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.  Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

Section 4.5.     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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Section 4.6.     Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  Notices shall be sent to the addresses set forth in Section 11.7 of the Note Purchase Agreement.

Section 4.7.     Amendment and Waiver.  No modification, amendment or waiver of any provision of this Agreement will be effective against a party to this Agreement unless such modification, amendment or waiver is approved in writing by such party.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

Section 4.8.     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

Section 4.9      Entire Agreement; No Third Party Beneficiaries.  Each party to this Agreement hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein and that this Agreement supersedes all prior agreements and understandings between the parties with respect thereto.  There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement or incorporated herein by a specific provision of this Agreement.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 4.10.   Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

Section 4.11.   Other Remedies.  In addition to those remedies specifically set forth in this Agreement, each party may proceed to protect and enforce its rights under this Agreement either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  No right or remedy conferred upon or reserved to any party under this Agreement is intended to be exclusive of any other right or remedy, and every

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right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement or now and hereafter existing under applicable law.

Section 4.12.   Further Assurances.  At any time or from time to time after any Closing, the Company, on the one hand, and Purchaser, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

SIGNATURE PAGE TO FOLLOW

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

Blue Earth, Inc.

By:
Johnny Thomas
CEO

Purchaser:

Jackson Investment Group, LLC

By:
Name:
Title:

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Exhibit A
OPTION EXERCISE NOTICE

I hereby exercise the option granted to me pursuant to the Stock Option Agreement dated as of March 10, 2015, by, Blue Earth Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.001 per Share, covered by said option:

Number of Shares to be purchased:                                                              _______

Purchase price per Share:                                                                              $_______

Total purchase price:                                                                                     $_______

Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $__________ in full/partial [circle one] payment for such Shares;

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*:                                            ; and sent to                                                 .

DATED:                 ___, 20__                                                                           _______________________________
                        Optionee’s Signature

     *Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.

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